EXHIBIT 10(c) TO FORM 10-Q,
                                          1ST QUARTER 1998



     THIS AGREEMENT made this 31st day of March, 1998, by and between Bangor Hydro-Electric Company ("Bangor Hydro ) and Bangor Energy Resale, Inc. ("Bangor Energy ) (individually, "Party or collectively, "the Parties ):
          WHEREAS, by an agreement between Bangor Hydro and UNITIL Power Corporation ("UNITIL ) entered into on March 26, 1986 and as amended on April 29, 1993 and on March 1, 1995, on file with the Federal Energy Regulatory Commission ("Commission or "FERC ) as FERC Rate Schedule No. 46, attached hereto as Exhibit A, Bangor Hydro agreed to sell and provide, and UNITIL agreed to purchase and take, certain amounts of electric energy and capacity;
          WHEREAS, Bangor Hydro and Bangor Energy have entered into a financing arrangement with BankBoston, N.A. ("BankBoston ) in its individual capacity and as agent for the lenders parties thereto, whereby BankBoston has agreed to lend certain sums of money to Bangor Energy in return for, among other things, a perfected first security interest in all of Bangor Energy's assets, including without limitation the UNITIL Contract and all related rights;
          WHEREAS, in order to provide BankBoston with this security interest, Bangor Hydro has agreed to transfer and assign, and Bangor Energy has agreed to accept and assume, all of Bangor Hydro s rights, obligations and liabilities under the UNITIL Contract; and
          WHEREAS, the Parties desire that Bangor Energy continue to provide the sale of energy and capacity to UNITIL under the same rates, terms and conditions of service as Bangor Hydro has provided such service to UNITIL, for a term commencing on the date of the transfer of the UNITIL Contract from Bangor Hydro to Bangor Energy and terminating on the termination date set forth in the UNITIL Contract;
     In consideration of the mutual agreements and covenants herein contained, Bangor Hydro and Bangor Energy agree as follows:
I.   DEFINITIONS
     -----------
     (a) Agent - has the meaning ascribed in the second paragraph of the preamble hereto
     (b)  Assignee - has the meaning ascribed in hereto in Section V
     (c)  Bangor Energy   Bangor Energy Resale, Inc.
     (d)  Bangor Hydro   Bangor Hydro-Electric Company
     (e)  BankBoston - BankBoston, N.A.
     (f)  Closing Date - the first date on which the conditions set forth in
          Section 9 of the Term Loan Agreement have been satisfied and the term loan thereunder is to be made
     (g) Collateral Assignment of Contracts Agreement - the agreement between Bangor Energy and BankBoston dated as of the Closing Date setting forth the collateral interest of BankBoston and the other lending institutions in the UNITIL Contract, the Rate Schedule and this Agreement
     (h)  NEPEX   the New England Power Exchange, or any successor thereto
     (i)  NEPOOL   the New England Power Pool, or any successor thereto
     (j) Rate Schedule - the agreement dated as of October 30, 1997 by and between Bangor Hydro and Bangor Energy, pursuant to which Bangor Hydro will provide to Bangor Energy utility services necessary for Bangor Energy to serve the UNITIL Contract subsequent to the assignment of the UNITIL Contract to Bangor Energy, which is incorporated herein by reference
     (k) Substitute Rate Schedule - the form of agreement, attached hereto as Exhibit A, to be entered into between Bangor Hydro and Assignee pursuant to which Bangor Hydro would provide to Assignee utility services necessary for Assignee to serve the UNITIL Contract subsequent to the assignment of the UNITIL Contract to Assignee upon approval or acceptance by the Federal Energy Regulatory Commission
     (l) Term Loan Agreement - the agreement among Bangor Energy and BankBoston dated as of the Closing Date setting forth the terms of a loan by BankBoston to Bangor Energy using, among other things, the UNITIL Contract as collateral for the loan
     (m)  UNITIL   UNITIL Power Corporation
     (n)  UNITIL Contract   the agreement between Bangor Hydro and UNITIL for
          the sale by Bangor Hydro to UNITIL of energy and capacity entered into on March 26, 1986 and as amended on April 29, 1993 and on March 1, 1995, on file with the Commission as FERC Rate Schedule No. 46, which is incorporated herein by reference
II.  TERM
     ----
     This Agreement shall be effective upon its execution and shall continue until the performance in full of the UNITIL Contract.

III. MANAGEMENT AND OTHER SUPPORT SERVICES
     -------------------------------------
     Bangor Energy shall purchase from Bangor Hydro and Bangor Hydro agrees to provide to Bangor Energy all necessary management and other operating services including, but not limited to, accounting, legal, engineering, corporate governance and compliance, cash management, tax compliance and management of business affairs. Bangor Hydro shall provide such services in manner that complies with and that ensures Bangor Hydro's and Bangor Energy's compliance with all applicable federal, state and local laws, ordinances, regulations and orders and preserves the ability of Bangor Energy to independently purchase power.
     Reference is made hereto to Bangor Energy's Code of Conduct as filed with the Federal Energy Regulatory Commission on January 16, 1998 in Docket
No. ER98-459-___.   In no event shall any employee of Bangor Hydro involved
in the administration of transmission services or in the acquisition, marketing or management of power supply services provide management or other support services to Bangor Energy. Employees of Bangor Hydro shall at all times comply with the terms of the Bangor Energy Code of Conduct and further shall at all times comply with the terms of Bangor Hydro's own Code of Conduct filed with the Federal Energy Regulatory Commission in conjunction with Bangor Hydro's open access transmission rate schedules.
     Bangor Hydro shall furnish Bangor Energy with suitable and adequate office space, equipment and supplies to carry out all necessary services.
     Bangor Hydro agrees to include Bangor Energy as a coinsured on its general liability insurance and such other insurance policies as required pursuant to Section 6.7 of the Term Loan Agreement.
     Notwithstanding anything to the contrary herein, upon the effective date of any sale, transfer, assignment or other conveyance by or on behalf of Bangor Hydro of all or a portion of the capital stock of Bangor Energy, whether pursuant to a foreclosure or otherwise, to any person that is not a direct or indirect subsidiary of Bangor Hydro (other than the pledge by Bangor Hydro to Chase (as defined in the Term Loan Agreement) of such capital stock), this Section III shall terminate and no longer apply.
     Notwithstanding anything to the contrary herein, upon the effective date of any sale, transfer, assignment or other conveyance by or on behalf of Bangor Energy of this Agreement, whether pursuant to a foreclosure or otherwise, to any person that is not a direct or indirect subsidiary of Bangor Hydro (other than the grant by Bangor Energy to the Agent of the security interest in this Agreement pursuant to the Collateral Assignment of Contracts), this Section III shall terminate and no longer apply.

IV.     CHARGES AND PAYMENT FOR MANAGEMENT AND SUPPORT SERVICES
        -------------------------------------------------------
          In connection with the provision of management and support services pursuant to Section III, Bangor Energy shall pay Bangor Hydro for its employees time at such employees' customary hourly rates of pay, marked up for benefits and other overheads. In the case of salaried employees, the customary hourly rate of pay shall be calculated as one fortieth (1/40) of such employee's weekly rate of pay. Further, Bangor Energy shall pay Bangor Hydro for use of all of its office space, business equipment and supplies on a pro rata basis calculated as the number of employee hours worked by Bangor Hydro employees on behalf for Bangor Energy divided by the total number of employee hours worked by Bangor Hydro, such fraction multiplied by Bangor Hydro's total annual expenses for office space, business equipment and supplies, and all further marked up by 15% to account for general and miscellaneous expenses. Bangor Hydro employees performing services to Bangor Energy shall account for their time in such a manner as to permit
determination of the properly billed amounts.   Bangor Hydro shall render
bills following the conclusion of calendar year. Bangor Energy shall pay all amounts due promptly after receipt of Bangor Hydro's bill for services. Billing disputes shall be resolved in the manner prescribed for resolution of billing disputes by NEPOOL.

V.   ENERGY, CAPACITY, METERING, TRANSMISSION AND ANCILLARY SERVICES
     ---------------------------------------------------------------

        This Agreement is not intended to address or affect the rates, charges or terms of service from Bangor Hydro to Bangor Energy for energy, capacity, metering, transmission and ancillary services. These services are governed exclusively by the Rate Schedule.
          Bangor Hydro shall deliver service under the Rate Schedule to Bangor Energy at the point or points designated for delivery of service to UNITIL under the UNITIL Contract and Bangor Energy shall deliver service under the UNITIL Contract to UNITIL at the point or points designated for delivery of service to UNITIL under the UNITIL Contract. Billing and metering disputes shall be resolved in the manner prescribed for resolution of such disputes by NEPOOL.
         Notwithstanding anything to the contrary herein or therein, upon the sale, transfer, assignment or other conveyance by or on behalf of Bangor Energy of the UNITIL Contract, the Rate Schedule and this Agreement, whether pursuant to foreclosure or otherwise (other than pursuant to the Security Documents (as defined in the Term Loan Agreement), the pledge by Bangor
Energy to the Agent of the UNITIL Contract, the Rate Schedule and this Agreement) and upon the request of the Agent or the Assignee, the Rate Schedule shall terminate and no longer apply, Bangor Hydro and the person to whom such contracts were conveyed (the "Assignee") shall enter into the Substitute Rate Schedule and the charges set forth in the Substitute Rate
Schedule shall apply.   The assignment of the UNITIL Contract, the Rate
Schedule and this Agreement, the termination of the Rate Schedule, and the effectiveness of the Substitute Rate Schedule shall be and are hereby conditioned upon obtaining necessary regulatory approvals. Bangor Hydro and Bangor Energy shall cooperate and use commercially reasonable efforts to obtain the approvals necessary to permit Bangor Hydro and Bangor Energy, as applicable, to enter into and perform these transactions.
        The parties shall maintain a key contact list per the attached Exhibit
B. Bangor Hydro shall notify Bangor Energy and the parties included on the key contact list immediately of any condition that would reduce the availability of the services covered by this Agreement.

VI.  INDEMNIFICATION
     ---------------
            Bangor Hydro agrees to protect, indemnify and hold harmless Bangor Energy and Bangor Energy's directors, officers, employees, agents and representatives ("Bangor Energy Parties") against and from any and all costs, expenses, liabilities, damages, losses, claims, actions or suits incurred by Bangor Energy Parties, including reasonable costs and attorneys' fees incurred in connection therewith, for or account of injury (bodily or otherwise) to, or death of, persons, or for damage to, or destruction of, property belonging to Bangor Energy, resulting out of or in connection with the ownership, maintenance or operation of Bangor Hydro's facilities or any systems comprising a part thereof or appurtenances thereto, except to the extent resulting from the gross negligence or willful misconduct of any Bangor Energy Party.
           Bangor Energy agrees to protect, indemnify and hold harmless Bangor Hydro and Bangor Hydro's directors, officers, employees, agents and representatives ("Bangor Hydro Parties") against and from any and all costs, expenses, liabilities, damages, losses, claims, actions or suits incurred by Bangor Hydro Parties, including reasonable costs and attorneys' fees incurred in connection therewith, for or account of injury (bodily or otherwise) to, or death of, persons, or for damage to, or destruction of, property belonging to Bangor Hydro, resulting out of or in connection with the ownership, maintenance or operation of Bangor Energy's facilities or any systems comprising a part thereof or appurtenances thereto, except to the extent resulting from the gross negligence or willful misconduct of any Bangor Hydro Party.

VII. MISCELLANEOUS
     -------------
            (a) Assignability - This Agreement shall inure to the benefit of, and shall bind, the successors of the Parties hereto but shall not be assignable without the consent of the Parties provided that Bangor Hydro acknowledges and agrees that the Agent shall have a perfected first security interest in this Agreement.
            (b) Effect of Federal and State Laws - The obligations of each of the Parties hereunder are subject to any present and future Federal and State laws, regulations, orders or other regulations duly promulgated.
            (c) Applicable Law - This Agreement shall be interpreted in accordance with the laws of the State of Maine.
            (d) Notice -All notices, including communications and statements which are required or permitted under the terms of this Agreement, shall be in writing, except as otherwise expressly provided for herein. Any notice given to a Party hereunder shall be deemed received at such time as the notice is delivered to that Party at its notice address indicated in (or changed in accordance with) this Section VII(d). Notices shall be sent to the Parties at the following addresses
                 (i)  Bangor Hydro:
                      Bangor Hydro-Electric Company
                      Attention:  General Counsel
                      33 State Street, P.O. Box 932
                      Bangor, Maine  04402
                 (ii) Bangor Energy:
                      Bangor Energy Resale, Inc.
                      Attention:  Corporate Clerk
                      33 State Street
                      Bangor, Maine  04401

                 Either Party may change its notice address as set forth above from time to time provided that it notifies the other Party hereto of such change in accordance with the provision of this Section VII(d).
            (e)  Amendments - No amendment to or modification of the terms of this Agreement or the UNITIL Contract, shall be binding on either the Bangor Hydro or Bangor Energy unless set forth in writing and signed by both parties.
            (f) Severability - Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of the remaining portions, which remaining portions shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining.
            (g) Renegotiation - Notwithstanding the provisions of Section VII(f), should any term or provision of this Agreement be found invalid by any court or regulatory body having jurisdiction thereover, the Parties shall immediately renegotiate such term or provision of the Agreement to eliminate such invalidity while achieving as nearly as possible the Parties original contractual intent.
            (h) Counterparts - This Agreement may be executed in any number of counterparts, with such executed counterparts, when taken together, having the same force and effect as would a fully-executed document.
            IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be signed and sealed, all as of the date and year first written above.
                                BANGOR HYDRO-ELECTRIC COMPANY
                                By:  /s/ Carroll R. Lee___________________

                                Title:  senior v-p & chief Operating Officer
                                BANGOR ENERGY RESALE, INC.
                                By:  /s/ Robert S. Briggs__________________

                                Title: president________________________






                                                              Exhibit A

                                                              ---------
            THIS AGREEMENT made this ___ day of __________, ____, by and between Bangor Hydro-Electric Company ("Bangor Hydro ) and [ASSIGNEE] ("Assignee ) (individually, "Party or collectively, "the Parties ):
            WHEREAS, by an agreement between Bangor Hydro and UNITIL Power Corporation ("UNITIL ) entered into on March 26, 1986 and as amended on April 29, 1993 and on March 1, 1995, on file with the Federal Energy Regulatory Commission ("Commission or "FERC ) as FERC Rate Schedule No. 46, attached hereto as Exhibit A, Bangor Hydro agreed to sell and provide, and UNITIL agreed to purchase and take, certain amounts of electric energy and capacity;
            WHEREAS, Bangor Energy Resale, Inc. ("Bangor Energy ) entered into a financing arrangement with BankBoston, N.A. ("BankBoston ) in its individual capacity and as agent for the lenders parties thereto, whereby BankBoston has agreed to lend certain sums of money to Bangor Energy in return for, among other things, a perfected first security interest in all of Bangor Energy's assets, including without limitation the UNITIL Contract and all related rights;
            WHEREAS, in order to provide BankBoston with this security interest, Bangor Hydro has agreed to transfer and assign, and Bangor Energy has agreed to accept and assume, all of Bangor Hydro s rights, obligations and liabilities under the UNITIL Contract;
            WHEREAS, Bangor Energy has agreed to transfer and assign and Assignee has agreed to accept and assume, all of Bangor Energy's rights, obligations and liabilities under the UNITIL Contract; and
            WHEREAS, the Parties desire that Assignee continue to provide the sale of energy and capacity to UNITIL under the same rates, terms and conditions of service as Bangor Hydro and Bangor Energy have previously provided such service to UNITIL, for a term commencing on the date of the transfer of the UNITIL Contract from Bangor Energy to Assignee and terminating on the termination or performance in full of the UNITIL Contract;
            In consideration of the mutual agreements and covenants herein contained, Bangor Hydro and Assignee agree as follows:

I.   GENERAL PURPOSE
     ---------------
            The purpose of this Agreement is to provide for the sale of capacity and energy, and, if necessary, associated transmission and ancillary services, by Bangor Hydro to Assignee for resale by Assignee to UNITIL. The Parties recognize that this agreement will need to be filed with and accepted and/or approved by the Federal Energy Regulatory Commission before it becomes effective.

II.  DEFINITIONS
     -----------
            (a)  Assignee - [Assignee]
            (b)  Bangor Energy   Bangor Energy Resale, Inc.
            (c)  Bangor Hydro   Bangor Hydro-Electric Company
            (d) FERC - the Federal Energy Regulatory Commission, or any successor thereof
            (e)  NEPEX   the New England Power Exchange, or any successor
                 thereto
            (f)  NEPOOL   the New England Power Pool, or any successor
                 thereto
            (g) NEPOOL Transmission Tariff - NEPOOL s open access transmission tariff on file with the Commission, or any successor tariff
            (h) Restated NEPOOL Agreement - the governance document for NEPOOL, or any successor agreement thereto
            (i ) Transmission Tariff   Bangor Hydro s open access
                 transmission tariff on file with the Commission, or any successor tariff
            (j)  UNITIL   UNITIL Power Corporation
            (k)  UNITIL Contract   the agreement between Bangor Hydro and
                 UNITIL for the sale by Bangor Hydro to UNITIL of energy and capacity entered into on March 26, 1986 and as amended on April 29, 1993 and on March 1, 1995, on file with the Commission as FERC Rate Schedule No. 46, which is incorporated herein by reference

III. TERMS OF AGREEMENT
     ------------------
            This Agreement shall be effective as of the effective date of the transfer of the UNITIL Contract from Bangor Energy to Assignee after receiving necessary FERC approvals and shall terminate on the performance in full of the UNITIL Contract.

IV.  AMENDMENTS
     ----------
            Bangor Hydro shall have the right at any time to unilaterally amend any provision of this Agreement by furnishing in writing an appropriate statement of such amendment to Assignee and by filing the same with the FERC pursuant to the provisions of section 205 of the Federal Power Act or any superseding legislation. In the event of such a unilateral change by Bangor Hydro, Assignee shall have the right to terminate this Agreement. Assignee shall not amend any provision of the UNITIL Contract without the prior written consent of Bangor Hydro.

V.   DELIVERY
     --------
            (a) Bangor Hydro shall sell and deliver, and Assignee shall take and purchase, the amount of energy and capacity necessary for Assignee to sell and deliver to UNITIL the energy and capacity to which UNITIL is entitled and obliged to take and purchase under the terms of the UNITIL Contract. It is expressly agreed that Assignee may only purchase such capacity and energy under this Agreement as will be used to fulfill its obligations under the UNITIL Contract. The delivery of such energy and capacity, including rights of dispatch or curtailment, shall be in accordance with the terms of the UNITIL Contract.
            (b) It is understood that NEPEX may dispatch some or all of the units which are to provide the energy sold pursuant to this Agreement and that provision of energy, capacity and any related transmission or ancillary services under this Agreement is subject to the provisions of the Restated NEPOOL Agreement, NEPOOL Transmission Tariff, and Bangor Hydro s Transmission Tariff, as each may be amended from time to time.

VI.  CHARGES AND PAYMENT
     -------------------
            (a) Bangor Hydro shall charge, and Assignee shall pay, for the services provided hereunder the rates set forth in Exhibit A to this Agreement. Bangor Hydro shall separately state charges for transmission services, ancillary services, energy and capacity services in accordance with Sections VI(b) and VI(c).
            (b) Transmission and Ancillary Charges. To the extent that Bangor Hydro is required to provide transmission across its system in order to perform its obligations under this Agreement, Bangor Hydro shall request and pay or account for all transmission and ancillary services pursuant to Bangor Hydro s Transmission Tariff. Bangor Hydro shall separately identify any such transmission and ancillary service charges to Assignee. The transmission and ancillary service charges are set forth in Exhibit B. [Exhibit B shall be identical to Exhibit B to the Bangor Hydro to Bangor Energy Rate Schedule rate schedule dated as of 10/30/97 and filed with FERC on 1/16/98].
            (c) Charges for Energy and Capacity. Charges for the sale of energy and capacity shall equal total charges set forth in
                 Section VI(a) minus charges for transmission and ancillary services set forth in Section VI(b).
            (d) Billing and Payment. Bangor Hydro shall render bills for service monthly and such bills will be due and payable upon receipt. Payments not received within 30 business days following the billing date shall be subject to a late payment charge. The late payment charge shall be calculated using an annual interest rate equal to the then current prime lending rate offered by BankBoston, N.A. plus 200 basis points. Billing disputes shall be resolved in the manner prescribed for resolution of billing disputes by NEPOOL.

VII. POINT OF DELIVERY AND METERING
     ------------------------------
            The electricity in the form of three-phase, 60-hertz alternating current shall be delivered to Assignee, at Assignee s option, at the point of
delivery.   Bangor Hydro shall deliver service under the Rate Schedule to
Assigee at the point or points designated for delivery of service to UNITIL under the UNITIL Contract and Assignee shall deliver service under the UNITIL Contract to UNITIL at the point or points designated for delivery of service to UNITIL under the UNITIL Contract.
            Service under this Agreement will be metered and/or measured in accordance with the procedures set forth in the UNITIL Contract. The output of the Penobscot Energy Recovery Company plant in Orrington, Maine ("PERC"), shall be metered at the PERC plant and shall be adjusted for losses to the Point of Delivery as more thoroughly described in the UNITIL Contract. Such metering shall conform with NEPEX requirements and shall be in accordance with good utility operating practice. Bangor Hydro system energy and capacity provided under this Agreement shall be estimated by NEPOOL and/or NEPEX in accordance with the operating rules of such organization. Billing and metering disputes shall be resolved in the manner prescribed for resolution of such disputes by NEPOOL.

VIII.     FORCE MAJEURE
          -------------
            Bangor Hydro and Assignee shall use due diligence to perform their obligations under this Agreement but conditions may arise which prevent or delay performance by a Party because of causes beyond that Party s reasonable control, including, but without limiting the generality of the foregoing, flood, earthquake, fire, explosion, epidemic, war, riot, civil disturbance, labor trouble, strike, sabotage, and restraints by court or public authority which by exercise of due diligence and foresight a Party could not be expected to avoid. If a Party is rendered unable to fulfill any obligations by reason of such causes, it shall be excused from performing to the extent it is prevented or delayed from so doing, but shall exercise due diligence to correct such inability with all reasonable dispatch, and shall not be liable for injury, damage, or loss resulting from such inability. However, settlement of strikes and labor disturbances shall be wholly within the discretion of the affected Party.

IX.   ASSIGNABILITY
     -------------
            This Agreement shall inure to the benefit of, and shall bind, the successors of the Parties thereto but shall not be assignable without the consent of the Parties.

X.   EFFECT OF FEDERAL AND STATE LAWS
     --------------------------------
            The obligations of each of the Parties hereunder are subject to any present and future Federal and State laws, regulations, orders or other regulations duly promulgated.

XI.  APPLICABLE LAW
     --------------
            This Agreement shall be interpreted in accordance with the laws of the State of Maine.


            IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be signed and sealed, all as of the date and year first written above.
                                BANGOR HYDRO-ELECTRIC COMPANY
                                By: __________________________________

                                Title: _________________________________
                                [ASSIGNEE]
                                By: __________________________________

                                Title: _________________________________


                                                                    Exhibit A
                                                                    ---------

For each kilowatt hour of Curtailed Energy service provided in any month, Assignee shall pay the Substitute Curtailed Energy Rate and for each kilowatt hour of Delivered Energy service provided, Assignee shall pay the Substitute Delivered Energy Rate where the following definitions shall apply:

            Curtailed Energy shall have the meaning stated in Article 3(c) of the UNITIL Contract, dated March 26, 1986, as modified by the amendments to Article 3(a) of the UNITIL Contract described in
            Section 1 ("Transfer of 4 MW Entitlement in AED's Beaver Wood Plant to Other Projects") of the First Amendment to the UNITIL Contract, dated April 29 1993, and Section 2 ("Sale of Power") of the Second Amendment to the UNITIL Contract, dated March 1, 1995.

            Delivered Energy shall have the meaning stated in Article 3(a) of the UNITIL Contract, dated March 26, 1986, as amended in
            Section 1 ("Transfer of 4 MW Entitlement in AED's Beaver Wood Plant to Other Projects") of the First Amendment to the UNITIL Contract, dated April 29 1993, and Section 2 ("Sale of Power") of the Second Amendment to the UNITIL Contract, dated March 1, 1995.

            The Substitute Delivered Energy Rate shall equal the Delivered Energy Rate as defined in Article 3(b)(1) of the UNITIL Contract, dated March 26, 1986, as amended by Section 2 ("Change in Rates and Compensation") of the First Amendment to the UNITIL Contract, dated April 29 1993, and Section 3 ("Reduction in Rates") of the Second Amendment to the UNITIL Contract, dated March 1, 1995.

            The Actual Curtailed Energy Rate shall equal the Curtailed Energy Rate as Defined in Article 3(c) of the UNITIL Contract, dated March 26, 1986, as modified by the amendments to Article 3(b) of the UNITIL Contract described in Section 2 ("Change in Rates and Compensation") of the First Amendment to the UNITIL Contract, dated April 29 1993, to said agreement, and Section 3 ("Reduction in Rates") of the Second Amendment to the UNITIL Contract, dated March 1, 1995.

            The Substitute Curtailed Energy Rate, stated in dollars per kilowatt hour ($/KWH), shall equal the Component A Rate, stated in dollars per kilowatt hour ($/KWH), plus the Actual Curtailed Energy Rate, stated in dollars per kilowatt hour ($/KWH), minus the Component B Rate ($/KWH) where the Component A Rate and the Component B Rate have the following values in the indicated months:

                Component Component
                A Rate    B Rate
Year Month       $/KWH     $/KWH
---- -----       -----     -----

1998 February  0.00080   0.04784
     March     0.00067   0.04784
     April     0.00069   0.04784
     May       0.00067   0.04784
     June      0.00069   0.04784
     July      0.00067   0.04784
     August    0.00067   0.04784
     September 0.00069   0.04784
     October   0.00067   0.04784
     November  0.00069   0.04784
     December  0.00067   0.04784
1999 January   0.00168   0.04987
     February  0.00186   0.04987
     March     0.00168   0.04987
     April     0.00174   0.04987
     May       0.00168   0.04987
     June      0.00174   0.04987
     July      0.00168   0.04987
     August    0.00168   0.04987
     September 0.00174   0.04987
     October   0.00168   0.04987
     November  0.00174   0.04987
     December  0.00168   0.04987
2000 January   0.00173   0.05250
     February  0.00185   0.05250
     March     0.00173   0.05250
     April     0.00179   0.05250
     May       0.00173   0.05250
     June      0.00179   0.05250
     July      0.00173   0.05250
     August    0.00173   0.05250
     September 0.00179   0.05250
     October   0.00173   0.05250
     November  0.00179   0.05250
     December  0.00173   0.05250
2001 January   0.00178   0.05546
     February  0.00197   0.05546
     March     0.00178   0.05546
     April     0.00184   0.05546
     May       0.00178   0.05546
     June      0.00184   0.05546
     July      0.00178   0.05546
     August    0.00178   0.05546
     September 0.00184   0.05546
     October   0.00178   0.05546
     November  0.00184   0.05546
     December  0.00178   0.05546
2002 January   0.00184   0.07247
     February  0.00203   0.07247
     March     0.00184   0.07247
     April     0.00190   0.07247
     May       0.00184   0.07247
     June      0.00190   0.07247
     July      0.00184   0.07247
     August    0.00379   0.07247